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                                                                  EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 17th day of October, 2000, by and between Joseph Murphy (the "EXECUTIVE") and Anchor Gaming ("ANCHOR" or "EMPLOYER"), a Nevada corporation.

                                   BACKGROUND

Employer is presently completing a restructuring of its ownership (the "TRANSACTION"), which will include changes in its executive management. Employer acknowledges that, following the Transaction, continued access to the experience, knowledge and expertise possessed by Executive will be critical to Employer's success. Employer wishes to ensure that it will retain the services of Executive for a period following the Transaction, and to memorialize the terms of said employment relationship in writing.

This Agreement supercedes all previous employment agreements by and between the Company and the Executive.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, Employer will employ Executive, and Executive hereby accepts such employment with Employer. In the event of termination, Executive must resign from the Board of Directors.

2.   DUTIES OF EXECUTIVE.

     (a) Executive will serve in the capacity of Chief Operating Officer--Gaming Operations for Anchor, and will be subject to supervision by the President and Chief Executive Officer (the "CEO") and the Board of Directors of Anchor (the "BOARD"). In such capacity, Executive will have all necessary powers to discharge his duties and responsibilities, which will include general oversight of the gaming operations of Anchor and/or its subsidiaries and affiliates; consultation as needed with officers, managers, employees and other personnel of Anchor; and such other duties as the Board may reasonably assign, consistent with duties typically assigned to employees who hold positions similar to that of Executive.

     (b) During the term of this Agreement and except as provided below, Executive will perform to the best of his abilities all duties assigned to him hereunder, will devote substantially all of his primary business time, attention and effort to the affairs of Anchor and will use his reasonable best efforts to promote the interests of Anchor. Notwithstanding the foregoing or anything else in this Agreement, Executive may engage in reasonable charitable, civic or community activities.

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     (c)  Executive has obtained and possesses, or will obtain and possess, and will maintain throughout the Term of this Agreement, all licenses, approvals, permits, and authorization (the "LICENSES") necessary to perform Executive's duties hereunder, including without limitation, any licenses required by any agency of any state or county having jurisdiction to regulate gaming, liquor or the activities undertaken by Employer. Any costs, attorneys' fees, investigations fees or other expenses incurred in connection with obtaining such Licenses will be borne by Employer. Executive warrants that he is fully eligible, under all standards and requirements, to obtain or possess such licenses and that Executive will commit no acts during the term hereof that would jeopardize or eliminate his ability to possess or maintain such Licenses.

     (d) Executive agrees to submit to drug testing in accordance with the Company policy, and to execute a consent form attached hereto as EXHIBIT A.

3. TERM. The term of this Agreement (the "TERM") will commence as of October 17, 2000 (the "EFFECTIVE DATE"), and will continue for a period of 4 years from the Effective Date, at which time this Agreement expires, unless earlier terminated by either party in accordance with the terms and conditions in this Agreement (the date on which Employee's employment with Employer terminates is referred to as the "SEPARATION DATE").

4.   COMPENSATION.

     (a) SALARY. Commencing on the Effective Date and during the Term of this Agreement, Employer will pay Executive a minimum base salary of three-hundred-and-sixty-thousand dollars ($360,000.00, or $30,000.00 per month), which will be payable in accordance with Employer's standard payroll practice, but in any event, not less frequently than monthly. Such base salary will not include any other benefits made available to Executive, or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of Employer, including health, disability or life insurance plans or programs, 401(k) plans, cash bonus plans, stock option plans, retirement plans, severance plans or any similar plans or programs of any nature that may be offered at any time during the Term of this Agreement.

     (b) BONUS COMPENSATION. In addition to the Salary set forth above, Employer will pay Executive an annual bonus in an amount to be determined by, and subject to the sole discretion of, the Board, up to a maximum of three-hundred-and-sixty-thousand dollars ($360,000.00), such bonus to be paid at a time and in a manner consistent with payment of such bonuses to other of Employer's officers and/or executives.

     (c) EMPLOYEE BENEFITS. During the term of this Agreement, Employer will provide Executive with all benefits made available from time to time by Employer to employees and/or officers generally and to employees who hold positions similar to that of Executive (including benefits granted to other officers and/or directors of Employer), as per company policy. Executive's benefits will include, without limit, participation in any

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and all Employer-sponsored medical, dental and/or vision plans or programs, which will include coverage for Executive's immediate family; disability insurance; life insurance payable to Executive's designated beneficiary; participation in any and all Employer-sponsored retirement plans and/or 401(k) plans; and paid vacation.

     (d) EXPENSES. During the term of this Agreement, Executive be entitled to reimbursement for all reasonable and necessary expenses incurred on behalf of Employer, in accordance with the general policy of Employer.

5.   RESTRICTED STOCK GRANT.

     (a) GRANT. As additional consideration for the services provided by Executive pursuant to this Agreement, Employer will confer upon Executive a restricted stock grant in the amount of fifty-thousand (50,000) shares of common stock of Employer. The restricted stock grant will be subject to the terms and conditions of the Restricted Stock Agreement in substantially the form attached as EXHIBIT B.

6. STOCK OPTIONS. As additional consideration for the services provided by Executive pursuant to this Agreement, Employer will grant to Executive options to purchase one-hundred-and-twenty-thousand (120,000) shares of Employer's common stock (the "OPTION GRANT") at an exercise price of seventy-one dollars and eighty-seven and one-half cents ($71.875), such grant to be governed by the existing Anchor Gaming 1995 Stock Option Plan and the 2000 Incentive Stock Plan, which is to be presented to shareholders at Employer's next annual meeting. The terms and conditions of this Option Grant will be set forth in a separate Stock Option Agreement, which is attached as EXHIBIT C.

7.   SEVERANCE.

     (a) In the event that Executive's employment is terminated by Employer for Cause (as defined below), Executive will receive no severance of any kind.

     (b) In the event that Executive voluntarily terminates his employment with Employer, he will receive no severance payment of any kind.

     (c) In the event that Employer chooses to terminate Executive's employment for other than Cause, Executive will receive a severance payment equal to one year's salary, as set forth in SECTION 4(A), less any and all applicable withholding.

     (d) "CAUSE" means that the Board reasonably finds that any one or more of the following events has occurred: (i) performance by Participant of illegal or fraudulent acts, criminal conduct, or willful misconduct relating to the activities of the Company, including, without limit, violation by Participant of any material gaming laws or regulations, which violation materially and adversely affects the ability of Participant to perform his duties to the Company or may subject the Company to liability; (ii) conviction of, or nolo contendere plea by Participant to, any criminal acts involving moral turpitude having a material adverse effect upon the Company, including, without limitation, upon its profitability, reputation, or goodwill; (iii) willful and material disregard of any reasonable directive(s) from the Board that are not inconsistent with the terms of any contract with the Company to which Participant is party, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF DISREGARD") and will further allow Participant 30 days in which to cure such disregard, and PROVIDED FURTHER that the Board will provide an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Disregard; (iv) breach of fiduciary duty, PROVIDED that the Board will provide Participant with written notice that such event has occurred ("NOTICE OF BREACH OF FIDUCIARY DUTY") and will further allow Participant 30 days in which to cure such breach of fiduciary duty, and PROVIDED FURTHER that the Board will allow an opportunity for Participant to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty; (v) material violation, not cured in a reasonable time after notice from the Company, by Participant of any of the covenants and agreements contained in any agreement with the Company to which Participant is party; (vi) failure or inability of Participant to obtain or maintain required gaming licenses or approvals.

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      (e) "CHANGE OF CONTROL" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), but excluding the Company, its affiliates, and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Anchor Gaming representing more than 50% of the combined voting power of the Anchor Gaming's then outstanding securities; (ii) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (iii) Anchor Gaming is combined (by merger, share exchange, consolidation, or otherwise) with another entity and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of Anchor Gaming; (iv) the Company sells, leases, or otherwise transfers all or a majority of all of its properties, assets or income or revenue generating capacity to another person or entity; (v) a dissolution or liquidation of Anchor Gaming or; (vi) any other transaction or series of transactions is consummated that results in a required disclosure under Item 1 of Form 8-K or successor form.

     (f) TERMINATION FOLLOWING CHANGE OF CONTROL. In the event that Executive is for any reason terminated or subjected to Constructive Termination (as defined below) following a Change in Control, Executive will receive a severance payment equal to one year's salary, as set forth in SECTION 4(a), less any and all applicable withholding. A "CONSTRUCTIVE TERMINATION", for purposes of this Agreement, is defined as: (i) a significant

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reduction in the duties or responsibilities of Executive from those set forth in this Agreement; (ii) a change in job title of Executive that reflects a reduction in duties, responsibilities and/or stature; (iii) a change or reduction in Executive's total remuneration (including salary, bonus, qualified retirement benefits, welfare benefits, stock option benefits and any other employee benefits) from that provided in this Agreement; (iv) a change in Executive's direct reporting relationship such that Executive is no longer reporting directly to the Chief Executive Officer or the Board; or (v) a change by Employer in the location of Executive's principal place of employment, which moves the principal place of business more than 35 miles from the location specified in this Agreement.

8. PAYMENTS UPON TERMINATION; TAX TREATMENT. In the event that the total compensation paid to Executive as severance in the event of a Change in Control, taking into account all cash severance payments, shares of stock, accelerated vesting of stock options, and bonuses, if any (such payments referred to, for purposes of this SECTION 8, as the "SEVERANCE PAYMENT"), is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), then Employer will pay to Executive, in addition to the compensation paid as Severance Payment, an additional amount (the "ADDITIONAL AMOUNT") which, after reduction for income taxes and excise taxes on the additional amount, is sufficient to provide for the payment of any excise tax that may be due by Executive on the Severance Payment.

9.   CONFIDENTIAL INFORMATION.

     (a) DEFINITION OF "CONFIDENTIAL INFORMATION." As used herein, the term "CONFIDENTIAL INFORMATION" means information of any kind, nature and description disclosed to, discovered by or otherwise known by Employee as a direct or indirect consequence of or through Executive's employment with Employer that is not generally known within the industry or industries in which Employer is or may become engaged, about Employer's business, merchandise, client base, marketing procedures, processes and services, including but not limited to, information relating to research, marketing, development, inventions, product lines, design, purchasing, finances and financial affairs, accounting, merchandising, selling, engineering, employees, trade secrets, business practices, methods, acquisitions, potential acquisitions, customer lists, customer contact lists, vendor lists, pricing agreements, merchandise resources, supply resources, service resources, system designs, procedures manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, or the name of its personnel and reports.

     (b) NONDISCLOSURE. In order to perform his duties hereunder, Executive will require access to trade secrets and proprietary information of Employer, and Employer

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agrees to make such trade secrets and Confidential Information available to
Executive as necessary. Executive acknowledges that, in the course of his employment with Employer pursuant to this Agreement, he will become familiar with trade secrets and customer lists of, and other confidential information concerning, Employer; that he will receive extraordinary and specialized training in the operation of Employer's products and/or the nature of Employer's services; that he will represent Employer and develop contacts and relationships with other persons and entities, including but not limited to customers, potential customers and employees of such entities; and that his services will be of special, unique and extraordinary value to Employer. Executive expressly covenants and agrees that he will not, during the term of employment with Employer hereunder or at any time following the termination thereof, without regard to the party terminating this Agreement or the reason for termination, if any, directly or indirectly, reveal, divulge, disclose or communicate to any Person ("Person" includes, but is not limited to, any individual, corporation, institution, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, proprietorship or government or any agency or political subdivision thereof), other than authorized officers, directors, and employees of Employer, in any manner whatsoever, any Confidential Information of Employer without the prior written consent of a duly authorized officer of Employer or member of the Board. Notwithstanding the foregoing, if a regulatory authority requests information from Executive, Executive may comply with such request, provided that Executive provides notice to the Company to allow the Company to obtain a protective order, if necessary, and will disclose only the Confidential Information necessary to comply in good faith with such request.


     (c) RETURN OF CONFIDENTIAL INFORMATION AND OTHER PROPERTY. Upon termination of Executive's employment with Employer, Executive will surrender to Employer all Confidential Information including, without limitation, all samples, articles of manufacture, lists, charts, schedules, reports, financial statements, books, and records, and all copies thereof, of Employer and all other property belonging to Employer whatsoever.

10.  COVENANT NOT TO COMPETE:

     (a) CONSIDERATION FOR COVENANT. As consideration for his continued employment with Employer and the grant of access by Employer to Confidential Information, as provided in SECTION 9(b) of this Agreement, Executive will use this information, training and good will solely for the benefit of Employer, and further agrees to the Covenants set forth in this SECTION 10. Executive agrees and acknowledges that the covenants set forth in this SECTION 10 are ancillary to the agreements regarding Confidential Information contained in SECTION 9 of this Agreement, and that these covenants set forth in this SECTION 10 are reasonably necessary to protect Employer's interests in the Confidential Information to which Executive is given access hereunder.

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     (b)  NON-COMPETITION. During the term of this Agreement and for a period of one (1) year thereafter (the "NONCOMPETITION PERIOD"), Executive will not, in the United States or in any foreign country in which Employer is then selling, marketing, providing or soliciting to sell, market or provide its products or services, directly or indirectly engage in, own or control an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Executive and Executive's relatives do not own of record, or beneficially, an aggregate of more than two percent (2%) of any class of outstanding securities) or act as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of Employer, including the development, manufacture, sale or marketing of products, services, devices, instruments, methods or techniques (or any related services or activities) similar to any products, services, devices, instruments, methods or techniques which Employer is engaged in the development of, manufacture, selling, or marketing, or has under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Executive), during the term of the Executive's employment.

     (c) NON-SOLICITATION. Executive further agrees that during the Noncompetition Period he will not: (i) in any manner, directly or indirectly, induce or attempt to induce any employee of Employer or any of its affiliates to terminate or abandon his or her employment for any purpose whatsoever, or: (ii) in connection with any business to which SECTION 9(b) applies, call on, solicit, promote, merchandise, provide products or services to, or otherwise do business with any customer of Employer whom Executive has solicited or otherwise dealt with during the one-year period prior to the Separation Date; provided that, such products or services are in competition with, or similar to, products or service offered by Employer.

     (d) CONSENT TO MODIFICATION. If, at any time, a court of competent jurisdiction or an arbitrator holds that the restrictions stated in this
SECTION 10 are overly broad under then-existing circumstances, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area, and that the court or arbitrator will be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

11. ENFORCEMENT OF COVENANTS. Executive has carefully read and considered the provisions of SECTIONS 9 and 10 of this Agreement, and Executive agrees that the restrictions contained therein (including, but not limited to, the time period and geographic restriction) are fair and reasonable and that these provisions are reasonably required for protection of Employer's interests. Executive further agrees that a violation by Executive of any of the covenants contained in SECTIONS 9 and 10 will cause damage to Employer that will be significant, material and difficult or impossible to adequately measure, and that in the event of such a breach, notwithstanding any language or

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provision in SECTION 12, Employer will be entitled to seek and obtain injunctive relief. Executive expressly acknowledges and agrees that the respective covenants and agreements will be construed in such a manner as to be enforceable under applicable laws if a more limited scope is determined by a court of competent jurisdiction to be required.

12.  NEGOTIATION, MEDIATION AND ARBITRATION.

     (a) SUBJECT CLAIMS. The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement or to Executive's employment and/or its termination, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination on the basis of any protected status (including, without limit, age, race, gender, religion and/or disability), wrongful discharge or termination, breach of contract, tort (such as intentional infliction of emotional distress, libel, slander, wrongful invasion of privacy or personal injury), workers compensation or unemployment compensation. All of the foregoing types of matters, claims, rights and obligations subject to these arbitration provisions are herein called "SUBJECT CLAIMS". The parties agree and acknowledge that an action by Employer to enforce any of the covenants set forth in SECTIONS 8 and/or 9 of this Agreement will not be a Subject Claim covered by this SECTION 12.

     (b) NEGOTIATION. The parties will attempt in good faith to resolve promptly any controversy regarding a Subject Claim by negotiations between or among the parties. If any party reaches the conclusion that the controversy or dispute cannot be resolved by unassisted negotiations, such party may notify the American Arbitration Association ("AAA"), 140 West 51st Street, New York, New York 10020 [telephone (212) 484-3266; fax (212) 307-4387], AAA will promptly designate a mediator who is independent and impartial, and AAA's decision about the identity of the mediator will be final and binding. The parties agree to conduct at least eight (8) consecutive hours of mediated negotiations in Las Vegas, Nevada, or other mutually convenient location to which the parties agree, within thirty (30) days after the notice is sent.

     (c) INITIATION OF BINDING ARBITRATION. If any controversy or dispute regarding a Subject Claim is not resolved by negotiation or mediation within thirty (30) days after the first notice to AAA is sent, then, upon notice by any party to the other affected parties and to AAA ("ARBITRATION NOTICE"), said controversy or dispute will be submitted to a sole arbitrator who is independent and impartial, selected by AAA, for binding arbitration in Las Vegas, Nevada, or any other mutually convenient location to which the parties agree, in accordance with AAA's Commercial Arbitration Rules. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable).

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     (d)  SELECTION OF ARBITRATOR. Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA will continue to designate additional potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties will notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA will select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

     (e) ARBITRATION HEARING. Within 20 days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place and time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator will be entitled to reach a decision based on the evidence that has been presented to him by the parties who did appear.

     (f) NO LITIGATION, DAMAGES LIMITATION. The parties agree that they will faithfully observe this Agreement and will abide by and perform any award rendered by the arbitrator. The award or judgment of the arbitrator will be final and binding on all parties, and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or

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consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

     (g) BANKRUPTCY. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding will be subject to all of the foregoing mandatory mediation and arbitration provisions and will be resolved in accordance therewith. The Agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

13. DEATH OR DISABILITY. In the event that Executive dies or becomes unable, by virtue of any physical or mental impairment, to perform the essential functions of his position, with or without reasonable accommodation, for a period of 90 consecutive days or more ("Disability"), Employer will pay to Executive, or to his estate, heirs and/or assigns, as appropriate, all salary owed to Executive by Employer pursuant to Section 4 of this Agreement; any bonus owed to Executive as of the date of said death or Disability, pursuant to Section 4 of this Agreement; and a severance payment equal to six times Executive's monthly salary.

14. NOTICE PROVISION. Any notice, demand or request required or permitted to be given or made under this Agreement will be in writing and will be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

         If to Employer:

                  Anchor Gaming

                  ------------------------------

                  ------------------------------

                  Telecopy number:  (702) ___-____


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                  If to Executive:

                  ------------------------------

                  ------------------------------

                  ------------------------------

                  Telecopy number:  (___) ___-____

The parties to this Agreement may change their addresses for notice by notifying the other parties in the manner provided in this SECTION 14.

15. HEADINGS NON-BINDING. All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend or describe the scope or intent of any provisions hereof.

16. WORDS TO HAVE CONTEXTUAL MEANING. Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will include the plural and vice versa. Additionally, the words "and" and "or" will be given their contextual meaning and not be interpreted as being solely conjunctive or disjunctive, as the case may be.

17. EXECUTION OF AGREEMENT. The parties will execute all documents, provide all information and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

18. LIMITATION OF BENEFITS CLAUSE. None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

19. NON-WAIVER PROVISION. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement or condition.

20. MULTIPLE ORIGINALS. This Agreement may be executed in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

21. CHOICE OF LAWS. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

22. SEVERABILITY AND REFORMATION. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be

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relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

23. ENTIRE AGREEMENT. This Agreement, and the agreements in the forms of exhibits attached hereto, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior written or prior or contemporaneous oral understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

24. WRITTEN AMENDMENTS PROVISION. No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing wavier unless otherwise expressly provided.

25. WRITTEN CONSENT FOR ASSIGNMENT. No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

26. CHOICE OF FORUM. Any action arising and initiated pursuant to this Agreement must proceed in a state or federal district court in Clark County, Nevada. If such an action cannot proceed in a state or federal district court due to jurisdictional limitations, then it will proceed in any state or county court of competent jurisdiction in Clark County, Nevada.

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


EXECUTED as of the date first above written.

ANCHOR GAMING



By:
    ------------------------------------

and


EXECUTIVE



----------------------------------------




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